EXHIBIT 5.1
KPMG LLP Chartered Accountants
1200 205 - 5th Avenue SW Calgary AB T2P 4B9	Telephone (403) 691-8000 Telefax (403) 691-8008 www.kpmg.ca
To:	The Board of Directors TransCanada PipeLines Limited

We consent to the use in this registration statement on Form F-10 of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Calgary, Alberta
November 8, 2002